UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2022
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

Purchase Agreement

On February 2, 2022, Flotek Industries, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) of approximately $21.2 million in principal amount of 10% convertible PIK notes (the “Notes”) convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (or pre-funded warrants to purchase the Common Stock at a nominal price (the “Pre-Funded Warrants”) in limited circumstances as described in the Purchase Agreement and the Notes). The closing of the Offering happened contemporaneously with the execution of the Purchase Agreement. The proceeds from the Offering will be used for liquidity and general corporate purposes.

Each holder of the Notes may convert all or any portion of its Notes into Common Stock at a price of $1.088125 per share (the “Conversion Price”) at any time prior to the maturity date. Interest on the Notes will begin to accrue on the unpaid principal balance commencing on the closing date at the rate of 10% per annum, payable in incremental Notes or Pre-Funded Warrants, as applicable. Accrued and unpaid interest on the Notes will be due and payable on the maturity date on February 2, 2023, which is 12 months from the closing date, at which date the Notes are mandatorily converted and payable in shares of Common Stock at the lesser of the Conversion Price and $0.8705 per share. The Notes will also be mandatorily converted in the event of change of control of the Company and payable in shares of Common Stock at the lesser of the Conversion Price and $0.8705 per share or cash as described therein (or an amount of cash). In addition, the Notes may be converted by the Company if the 20-trading day volume-weighted average trading price of the Common Stock equals or exceeds the greater of $2.50 per share or $1.741 for 20 trading days during a 30 consecutive trading day period. The Conversion Price will be adjusted in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers.

The securities were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state securities laws. Accordingly, the Purchasers may convert the Notes or sell the underlying shares of Common Stock only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Registration Rights Agreement

On February 2, 2022, in connection with the Closing and pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the Common Stock issued or issuable upon conversion of the Notes (including both the Notes issued in the Offering and the Notes issued in connection with the execution and delivery of that certain Supply Agreement as discussed below) and issued or issuable pursuant to the Pre-Funded Warrants (including any shares issued as or issuable upon the conversion or redemption as dividend or distribution of such shares) (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to file a registration statement on or before 120 days from the date of the Registration Rights Agreement (the “Shelf Registration Statement”), and to cause the Shelf Registration Statement to become effective no later than four months following the initial filing of the Shelf Registration Statement. In certain circumstances and subject to customary qualifications and limitations, the holders of Registrable Securities will have piggyback registration rights on offerings of Common Stock initiated by the Company, among other rights as described in the Registration Rights Agreement, and selling Purchasers will have rights to request that the Company initiate an Underwritten Offering (as defined in the Registration Rights Agreement) of Registrable Securities in any 365-day period.

Chemical Products Supply Agreement

On February 2, 2022, Flotek Chemistry, LLC (“Flotek Chemistry”), a wholly-owned subsidiary of the Company, entered into a Chemical Products Supply Agreement (the “Supply Agreement”) with ProFrac Services, LLC, a Texas limited liability company (“ProFrac”), pursuant to which ProFrac will purchase products and services from Flotek Chemistry for three years. Under the Supply Agreement, ProFrac is obligated to purchase a minimum amount of chemicals over the term equal to the greater of (a) a baseline determined by reference to ProFrac’s first ten frac fleets delployed and (b) 33% of ProFrac’s requirements. Should ProFrac fail to purchase the minimum amount of chemicals in any given year, ProFrac is obligated to pay to Flotek Chemistry liquidated damages equal to 25% of the shortfall for such year. As part of the economic value of the long-term revenue commitment from ProFrac contained in this Supply Agreement, the Company issued and sold to ProFrac Holdings (as defined below), simultaneously with the private placement, $10 million in aggregate principal amount of the Notes. These $10 million Notes were issued in addition to the Notes purchased in cash by its subsidiary ProFrac Holdings, LLC as one of the Purchasers under the Note Purchase Agreement.

The Supply Agreement will be effective on February 2, 2022 and has a term of three years from April 1, 2022, the supply start date, subject to, among other things, early termination pursuant to the termination provisions of the Supply Agreement. Upon mutual agreement, Flotek Chemistry and ProFrac may extend the term of the Supply Agreement.

Master Transaction Agreement

On February 2, 2022, the Company entered into a Master Transaction Agreement (the “Master Transaction Agreement”) with ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac Holdings”), pursuant to which (a) the Company and ProFrac Holdings specified the issuance and sale of the Notes described under “Chemical Products Supply Agreement” above, which purchase price payable was deemed paid in full in consideration of the execution of the Supply Agreement; and (b) ProFrac was granted the right to designate two designees to serve on the Company’s board of directors.

The foregoing description of the Notes, the Pre-Funded Warrants, the Purchase Agreement, the Registration Rights Agreement, the Supply Agreement and the Master Transaction Agreement do not purport to be complete and are qualified in its entirety by reference to the complete text of the Purchase Agreement, the Registration Rights Agreement, the Supply Agreement, the Master Transaction Agreement, the Form of Notes, and the Form of Pre-Funded Warrants, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information regarding the private placement of the Notes as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Notes pursuant to the Purchase Agreement were undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01    Regulation FD Disclosure

On February 2, 2022, the Company issued a press release announcing the execution and the closing of the private placement of the Notes, and the execution of the Supply Agreement and the Master Transaction Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01.    Financial Statements and Exhibits

    (d)    Exhibits.

Exhibit Number	Description
4.1	Form of Convertible Note
4.2	Form of Pre-Funded Warrant
10.1	Note Purchase Agreement, dated February 2, 2022, by and among Flotek Industries, Inc. and the Purchasers party thereto
10.2	Registration Rights Agreement, dated February 2, 2022 by and among Flotek Industries, Inc. and the Purchasers party thereto
10.3	Chemical Products Supply Agreement between Flotek Chemistry, LLC and ProFrac Services, LLC, dated February 2, 2022
10.4	Master Transaction Agreement between Flotek Industries, Inc. and ProFrac Holdings, LLC, dated February 2, 2022
99.1	Press Release, dated February 2, 2022

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: February 4, 2022	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer